UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event):	December 26, 2017
PRA Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On December 26, 2017, David N. Roberts notified PRA Group, Inc. (the “Company”) that he was resigning from the Company’s Board of Directors (the “Board”) effective December 31, 2017. Mr. Roberts’ resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)    On December 27, 2017, the Board elected Marjorie Connelly as an independent director effective January 1, 2018 with a term expiring at the Company’s 2020 Annual Meeting of Stockholders. The Board also appointed Ms. Connelly to its Audit and Compensation Committees. Ms. Connelly will receive compensation for her services as an independent director in accordance with the Company’s standard compensation program for non-executive directors, which was previously disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 19, 2017.

On January 2, 2018, the Company issued a press release regarding Ms. Connelly’s election to the Board and Mr. Robert’s resignation. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

(e)    Effective January 1, 2018, upon the recommendation of the Compensation Committee of the Board, the Company entered into new three-year employment agreements (the “Employment Agreements”) with the named executive officers listed below (“NEO”). The Employment Agreements specify the position, compensation, benefits, term of employment and other terms and conditions relating to each NEO’s employment:

Name	Position	Base Salary	Bonus Target	Special Equity Award
Peter Graham	Executive Vice President and Chief Financial Officer	$450,000	$450,000	$450,000
Christopher B. Graves	Executive Vice President-Americas Core	$450,000	$450,000	$450,000

The Employment Agreements:

•	supersede prior employment agreements with each NEO that expired December 31, 2017;

•	expire on December 31, 2020, unless terminated earlier, in accordance with their terms;

•	provide that each NEO is eligible to receive equity awards under the Company’s Omnibus Incentive Plan;

•	grant a special equity award to each NEO in the amount specified above in connection with execution of the Employment Agreement;

•	provide for payments to each NEO during periods of disability and to each NEO’s beneficiaries in the event of death;

•
provide for specified severance payments upon involuntary termination of employment without Cause (as that term is defined in the Employment Agreements), including base salary and accrued paid time off through the termination date, as well as a pro-rata annual bonus, based upon the Company’s performance and the number of days of employment in the calendar year of termination;

•	condition receipt of severance payments upon execution of a general release in a form approved by the Company;

•	provide for no severance payments if the NEO is terminated for Cause; and

•	include customary provisions related to non-solicitation, non-competition and confidentiality.

The foregoing summary description of the Employment Agreements is not complete and is qualified entirely by reference to the actual text of the form of Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit 10.1	Form of Employment Agreement between PRA Group, Inc. and Certain Executives effective January 1, 2018

Exhibit 99.1    Press release dated January 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: January 2, 2018	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Form of Employment Agreement between PRA Group, Inc. and Certain Executives effective January 1, 2018

99.1	Press release dated January 2, 2018